Exhibit 6.1

SUPPORT AGREEMENT

This Support Agreement (the “Agreement”) is made this 31st day of May, 2022 (the “Effective Date”), by and among SW MANAGER, LLC, a Delaware limited liability company (“Manager”) and INTERAMAR MANAGER LLC, a Delaware limited liability company (“Agent” and together with Manager, the “Parties” and, individually, a “Party”).

Recitals

A.	Manager is party to that certain Management Agreement (the “Management Agreement”), dated as of July 10, 2017 and effective as of June 22, 2017 by and among 1st stREIT Office Inc., a Maryland corporation (the “Company”), 1st stREIT Office Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership” and together with the Company, collectively or individually as the context requires, the “stREIT Entities”), and Manager, and a copy of the Management Agreement is attached hereto as Exhibit A.

B.	The Company is the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments through the Operating Partnership.

C.	The Operating Partnership is the sole member of various property ownership entities (each, an “Owner”) who are the owners of certain tracts of real property and the buildings situated thereon commonly known as the “Laumeier” and “Allied” properties, located respectively in St. Louis, Missouri and Carmel, Indiana, as more particularly described in Exhibit B attached hereto. Such land and any buildings or other improvements at any time constructed or located thereon are each hereinafter referred to as a “Property.”

D.	Manager wishes to engage Agent to perform the asset management support services set forth herein and Agent is willing to accept such engagement, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Engagement of Agent; Term. Manager engages Agent to provide the Services (as defined in Section 2 below) to Manager subject to the terms and conditions herein. Agent accepts such engagement. Upon execution of this Agreement, the Parties shall be subject to the obligations and entitled to the rights conferred herein. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until the second anniversary of the Effective Date (the “Initial Term”), unless terminated earlier pursuant to the provisions of Section 11 below. The term of this Agreement shall be automatically renewed for consecutive periods of one (1) year each (the “Renewal Terms”), unless terminated earlier pursuant to the provisions of Section 11 below.

2.	Scope of Services. During the term hereof, Agent shall perform the following services relating to each Property (collectively, the “Services”). Agent agrees that the Services shall be performed in accordance with the terms and conditions of this Agreement. Agent agrees that Joseph Kessel shall be the principal person performing the Services (the “Principal Person”), and Agent shall not change the Principal Person without Manager’s prior written approval, which may be given or refused in Manager’s sole and absolute discretion. The Principal Person may use other employees of Agent or its affiliates in accordance herewith:

2.1.	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of each Property;

2.2.	Oversee third party development management services for each Property to the extent requested by Manager in writing;

2.3.	Assist Manager with capital calls from, and distributions to, the members of the stREIT Entities as directed by Manager;

2.4.	Manage and oversee each Property’s property manager (each a “Property Manager”), in connection with each Property Manager’s day-to-day management of each Property pursuant to each property management agreement between the applicable Property ownership entity and the applicable Property Manager (each a “Property Management Agreement”);

2.5.	Manage and oversee each real estate broker, attorney, insurer, insurance agent, construction company, or other consultant engaged by any Owner in connection with sale, management, and/or leasing activities at a Property;

2.6.	Advise Manager as to whether to hold or sell each Property (or portions thereof) and, if all or any portion of each Property is to be sold, and advise Manager as to the terms and conditions of such sale;

2.7.	Advise Manager as to whether to finance all or any portion of each Property, and, if all or any portion of each Property is financed, the terms and conditions of such financing;

2.8.	Promptly provide Manager with all relevant information as may be reasonably requested by Manager regarding each Property, including without limitation applicable market reports (which may be prepared by Agent or its affiliates);

2.9.	Advise Manager regarding the establishment of reserves with respect to each Property as required and administer such reserves;

2.10.	Assist Manager with Manager’s maintenance of accounting data and appropriate books and records solely with respect to each Property, and not with respect to any other property owned or managed by the stREIT Entities. For the avoidance of doubt, Agent shall have no obligations with respect to any financial reports or other documentation required to be filed with the SEC or any other regulatory agency, including annual financial statements; and

2.11.	Maintain and provide Manager, and assist Manager with providing employees of Manager and its affiliates and all representatives that Manager designates, with access to all books, records and documents of all pertinent matters and transactions entered into in accordance with this Agreement and all books, records and documents related to any Property, which books, records and documents shall be open for inspection by Manager, employees of Manager and its affiliates and all representatives that Manager designates, at no expense to Agent, during normal business hours.

3.	Authority and Discretion Retained by Manager. Notwithstanding anything to the contrary contained in this Agreement, Manager retains, and does not delegate or grant to Agent, any authority, discretion and rights that are not expressly delegated or granted to Agent pursuant to this Agreement, including, without limitation, all authority, discretion and right to approve or disapprove any of the following actions or entering into for or on behalf of, or otherwise binding, any stREIT Entity with respect to any agreement, contract, document or policy with respect to:

3.1.	Any investment;

3.2.	Any sale or other disposition of all or any portion of any Property or any foreclosed collateral;

3.3.	Any financing and hedging of all or any portion of any Property;

3.4.	Any modification, amendment or supplement of the terms of any agreement, contract, document or policy relating to any Property;

3.5.	Any reserves;

3.6.	The final form of any report that is to be furnished to any stREIT Entity or its owners;

3.7.	Any significant accounting policy;

3.8.	Any capital call or distribution; and

3.9.	Any other action or decision that institutional investors customarily reserve to an owner, a board of directors of a corporation, investment committee, or executive manager, or may be required to be done by any such person and is not expressly delegated to Agent hereunder.

4.	Compensation of Agent. In consideration of undertaking all of the obligations and performing all of the Services contemplated herein, Agent shall receive an annual “Support Fee” equal to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). The Support Fee shall be paid to Agent by Manager, on a monthly basis (1/12th per month) and in addition to any expense reimbursements as and to the extent (and subject to the limitations) set forth in this Agreement. For the avoidance of doubt, Agent shall be entitled to a minimum total Support Fee of Five Hundred Thousand and No/100 Dollars ($500,000.00), paid in equal installments on a monthly basis over the Initial Term (the “Minimum Fee Amount”). If, upon the expiration or termination of this Agreement, the total Support Fees paid to Agent through the expiration or termination of this Agreement (collectively, the “Prior Paid Fees”) pursuant to this Section 4 are less than the Minimum Fee Amount, Manager shall promptly pay to Agent the positive difference between the Minimum Fee Amount and the Prior Paid Fees (the “Remaining Fee Amount”), except if the termination is in connection with an uncured Agent default pursuant to Section 11.1 below or if the termination is due to the delivery by Agent of a notice of termination pursuant to Section 11.3 below. For the avoidance of doubt, the Minimum Fee Amount and Remaining Fee Amount shall be due and payable in accordance with this Agreement irrespective of any event or circumstance relating to the Management Agreement (including, without limitation, any termination or assignment thereof), or a sale, refinancing, foreclosure, or any other capital event at any Property.

5.	Consultants. In connection with its responsibilities hereunder, Agent may engage at each Owner’s expense any outside consultants and experts of whatever nature Manager or Agent shall deem appropriate, including affiliates of Agent, but only to the extent and on terms approved in writing in advance by Manager.

6.	Confidentiality. Agent shall keep the terms and conditions of this Agreement and of each other agreement in effect at each Property, together with all information and data obtained, possessed, or generated by Agent in connection herewith or therewith (collectively, “Confidential Information”) confidential and not make any public announcements or any disclosure of any Confidential Information without the express prior written consent of Manager. Agent shall, and shall ensure that Agent’s employees, officers, and affiliates, use commercially reasonable efforts to take customary actions necessary and appropriate to preserve the confidentiality of the Confidential Information and prevent (i) the disclosure of the Confidential Information to any person other than employees or officers of Agent who have a need to know of it in order to perform their duties hereunder; and (ii) the use of the Confidential Information other than in connection with the performance of its duties. Notwithstanding the foregoing, (i) the restrictions imposed under this section shall not apply to any Confidential Information required to be disclosed in order to comply with any law or judicial decree, or which, in Agent’s reasonable judgment, must otherwise be disclosed to relevant third parties, including accountants, attorneys, and lenders in the course of reasonable and diligent management of each Property during the term of this Agreement, and (ii) Agent and its affiliates shall have the right to publicize Agent’s engagement on its website and other marketing materials. The provisions of this Section 6 (other than the right set forth in clause (ii) of the preceding sentence) shall survive for two (2) years after the expiration or termination of this Agreement.

7.	Time Commitment. In fulfilling its obligations under this Agreement, Agent, its employees, officers, members and their affiliates, and Principal Person, shall only be required to devote the necessary time to complete the Services required herein in accordance with this Agreement.

8.	Representations and Warranties by Manager and Agent.

8.1.	Manager represents and warrants that: (a) the appointment of Agent by Manager has been duly authorized by Manager as the asset manager of the stREIT Entities; (b) the terms of this Agreement do not conflict with any obligation by which Manager is bound, whether arising by contract, operation of law or otherwise; (c) this Agreement has been duly authorized by appropriate action, and when executed and delivered will be binding upon Manager in accordance with its terms; (d) Manager will deliver to Agent such evidence of such authority as Agent may reasonably require, whether by way of certified resolution or otherwise; and (e) Manager agrees to provide to Agent promptly all information, documents or other materials relating to each Property within its control that Agent deems reasonably necessary to the performance of the Services hereunder.

8.2.	Agent represents and warrants that: (a) the acceptance of the appointment of Agent by Manager has been duly authorized by Agent; (b) the terms of this Agreement do not conflict with any obligation by which Agent is bound, whether arising by contract, operation of law or otherwise; (c) this Agreement has been duly authorized by appropriate action, and when executed and delivered will be binding upon Agent in accordance with its terms; (d) Agent will deliver to Manager such evidence of such authority as Manager may reasonably require, whether by way of certified resolution or otherwise; and (e) Agent agrees to provide to Manager promptly all information, documents or other materials relating to each Property within its control that Manager deems reasonably necessary to the performance of the Services hereunder.

9.	Expenses. Manager shall cause each Owner to (or Manager on behalf of such Owner shall) pay all reasonable out-of-pocket costs and expenses of Agent incurred in connection with the performance of the Services pursuant hereto, including but not limited to such costs and expenses relating to acquiring, owning, operating and disposing of each Owner’s assets and fees of legal counsel, accountants, appraisers, real estate brokers, architects and engineers and costs of any other studies relating to each Property, provided that such costs and expenses, if they exceed $5,000 (individually or in the aggregate), are approved in advance in writing by Manager. Any expenses of an Owner that Agent incurs on behalf of such Owner and that may be reimbursed under the provisions of this Agreement shall be reimbursed to Agent by such Owner (or Manager on behalf of such Owner) upon presentation to Manager and such Owner of accurate, detailed invoices and receipts evidencing Agent’s payment of such expenses. Agent shall be liable for and pay the following expenses incurred in connection with the performance of the Services pursuant hereto: (i) the compensation and benefits of the employees of Agent and payroll taxes relating thereto; and (ii) the rent and general office overhead of Agent, and neither Manager nor any Owner shall have any liability therefor.

10.	Indemnification.

10.1.	Manager shall cause each Owner to (and each Owner shall), to the maximum extent permitted by law, indemnify, defend and save harmless Agent and its affiliates, and its and their respective officers, directors and employees (collectively, the “Agent Indemnified Parties”) from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements) to which an Agent Indemnified Party is subject or suffers, whether by reason of, or by reason of any claim for, any injury to or death of any person or damage to property (including any loss of use thereof) or otherwise, based upon, arising out of, or in connection with, any act or omission (alleged or otherwise) of an Agent Indemnified Party in connection with or related to the management, maintenance, operation, condition or use of each Property or the performance of any obligation of Agent under this Agreement, except for and to the extent of the active or passive gross negligence of, or material breach of this Agreement by, an Agent Indemnified Party or willful misconduct on the part of an Agent Indemnified Party.

10.2.	Agent shall, to the maximum extent permitted by law, indemnify, defend and save harmless Manager and its affiliates, and its and their respective officers, directors and employees (collectively, the “Manager Indemnified Parties”) from and against all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable counsel fees and disbursements) to which a Manager Indemnified Party is subject or suffers, whether by reason of, or by reason of any claim for, any injury to or death of any person or damage to property (including any loss of use thereof) or otherwise, based upon, arising out of, or in connection with, (i) the active or passive gross negligence of an Agent Indemnified Party, (ii) the material breach of this Agreement by an Agent Indemnified Party, but only to the extent the loss arising therefrom is not covered under Manager’s or any Owner’s liability insurance, or (iii) willful misconduct on the part of an Agent Indemnified Party.

10.3.	The provisions of this Section 10 shall survive the termination of this Agreement with respect to any event, act, or omission occurring prior to the termination of this Agreement.

11.	Termination.

11.1.	Default by a Party. If Manager or Agent fails in the performance of any of its obligations under this Agreement in any material respect and such failure continues for thirty (30) days after written notice from one Party to the failing Party designating such failure (unless such failure can be cured but is not susceptible of being cured within such thirty (30) day period, in which event such failure shall not constitute a default if the applicable Party commences curative action within such thirty (30) day period and thereafter prosecutes such action to completion with all due diligence and dispatch and completes such cure within sixty (60) days after such written notice), the Party not in default may terminate this Agreement effective upon written notice to the defaulting Party, and Section 11.5 shall apply.

11.2.	Payment Default by Manager. If Manager fails to make any payment due to Agent hereunder and such failure continues for ten (10) business days after written notice thereof given to Manager, Agent may terminate this Agreement by giving written notice to such effect to Manager, at which point the Remaining Fee Amount shall be immediately due and payable to Agent.

11.3.	Notice by any Party. Any Party may terminate this Agreement for any reason or no reason at any time upon thirty (30) days prior written notice to the other Parties, and Section 11.5 shall apply.

11.4.	Survival of Obligations. Expiration or termination of this Agreement shall not release any Party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such Party for the period prior to such expiration or termination.

11.5.	Actions Upon Termination. Upon expiration or termination of this Agreement, Agent shall promptly: (i) turn over to Manager all books of record and account in Agent’s possession or under its or his control; (ii) to the extent that Agent has any of the same in its possession or under its or his control, turn over to Manager all contracts, agreements, leases, plans and specifications and other documents relating to any Property; and (iii) turn over to Manager or any Owner all funds, money, proceeds, supplies, materials and equipment belonging to Manager or such Owner and then held by Agent or under its control. Agent agrees that all books, records, contracts, agreements, leases, plans and specifications and other documents held, maintained or developed by Agent or otherwise under its control in connection with any of the Services or this Agreement and all funds, moneys, and proceeds and all supplies, materials and equipment held by Agent or under its control with respect to any Property (other than any fee paid pursuant to Section 4 or expense reimbursed pursuant to Section 9) shall be the asset or property of Manager or the applicable Owner. Upon expiration or termination of this Agreement, Manager shall promptly pay to Agent all amounts due to Agent hereunder through the effective date of such expiration or termination, including the Support Fee through such effective date and the Remaining Fee Amount, if any, as of such effective date (after giving effect to such payment of the Support Fee), except if the termination is in connection with an uncured Agent default pursuant to Section 11.1 or if the termination is due to the delivery by Agent of a notice of termination pursuant to Section 11.3, in either of which case no Remaining Fee Amount shall be owed to Agent.

12.	Attorneys’ Fees. If any Party to this Agreement obtains a judgment against any other Party by reason of breach hereunder or in connection with a dispute arising under or in connection with this Agreement (whether in an action or through arbitration), such Party shall be entitled to recover its court (or arbitration) costs, and reasonable attorneys’ fees and disbursements incurred in connection therewith and in any appeal or enforcement proceeding thereafter, in addition to all other recoverable costs, including collection costs.

13.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Parties; provided, however, that Agent may not assign any of its rights or obligations under this Agreement without Manager’s prior written consent, which consent may be given or withheld in Manager’s sole and absolute discretion.

14.	Exculpation and Limitation of Liability. It is expressly understood and agreed that, notwithstanding anything in this Agreement to the contrary, the liability of Manager hereunder and any recourse by Agent against Manager shall be limited to Manager, and no partners, shareholders, officers, directors or employees shall have any personal liability therefor, and Agent hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Agent. Agent’s liability hereunder shall be limited to its assets and none of its partners, shareholders, officers, directors or employees shall have any personal liability therefor. No Party shall be liable to any other Party for, and each Party hereby waives any and all rights to claim against any other Party with respect to, any special, indirect, incidental, punitive or exemplary damages in connection with this Agreement, even if a Party has knowledge of the possibility of such damages.

15.	Title to Each Owner Property. Title to each Property shall be held in the name of or on behalf of each Owner, and at least 51% of the entire beneficial interest in each Owner shall be owned by the stREIT Entities.

16.	Notice. Any bill, statement, notice, demand or communication which any Party may desire or be required to give to any other Party shall be in writing and shall be deemed sufficiently given or rendered if delivered personally to such other Party’s designated employee, at the address of such Party set forth herein, or sent by electronic mail or certified or registered United States mail, postage prepaid, addressed to such address, and the time of the rendition of such bill or statement and of the giving of such notice, demand, or communication shall be deemed to be the time when it is personally given or delivered or sent by electronic mail or three days after it has been mailed. Each Party shall have the right to designate in writing served as stated above a different address or designated person to which any bill, statement, notice, demand or communication is to be given, delivered or mailed.

To Manager:

SW MANAGER, LLC

11601 Wilshire Boulevard, Suite 1690

Los Angeles, CA 90025

Attention: Jeffrey Karsh

Email: jkarsh@tryperion.com

Phone: (310) 421-1030

To Agent:

Interamar Manager LLC

555 Anton Blvd., Suite 300

Costa Mesa, CA 92626

Attention: Joseph Kessel

Email: jkessel@interamar.com

Phone: (310) 909-8464

17.	Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the laws of California, without giving effect to any choice or conflict of law provision or rule (whether in California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than California. In furtherance of the foregoing, the law of the state of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

18.	WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

19.	Entire Agreement. Except as the same may be modified or supplemented by the express written agreement of Manager and Agent, this Agreement sets forth the entire understanding of all Parties hereto hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

20.	No Waiver. Neither the failure nor any delay on the part of a Party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the Party asserted to have granted such waiver.

21.	Counterparts; Facsimile and E-Mail Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument and electronic mail counterpart signatures to this Agreement shall be acceptable and binding.

22.	Interpretation. As used in this Agreement (including Exhibits and amendments hereto), the masculine, feminine or neuter gender and the singular or plural number shall be deemed to include each of the others whenever the context so requires.

23.	Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held contrary to any express provision of law or contrary to the policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the Parties hereto.

[No further text on this page. Signatures on next page.]

IN WITNESS WHEREOF, the Manager and Agent have executed this Agreement as of the day and year first above written.

MANAGER:

SW MANAGER, LLC,
a Delaware limited liability company

By:	Tryperion Holdings LLC, its manager

By:
Name:	Jeffrey Karsh
Its:	Chief Executive Officer

AGENT:

INTERAMAR MANAGER LLC,
a Delaware limited liability company

By:
Name:	Joseph Kessel
Its:	Vice President

[End of Signatures]

JOINDER

Jeffrey Karsh, an individual (“Manager Joinder Party”), hereby executes this Joinder for the purpose of binding himself with Manager with respect to Manager’s obligations and liabilities set forth in Sections 4, 9, 10, 11 and 12 of the foregoing agreement (collectively, the “Manager Joinder Obligations”), which obligations and liabilities survive the term of the Agreement, as more particularly provided herein. The undersigned Manager Joinder Party hereby represents and warrants that, as of the Effective Date, it has sufficient assets to meet the Manager Joinder Obligations, and covenants that it shall continue to maintain sufficient assets to meet the Manager Joinder Obligations through the term of the Agreement.

MANAGER JOINDER PARTY:

Jeffrey Karsh, an individual

Joseph Kessel, an individual (“Agent Joinder Party”), hereby executes this Joinder for the purpose of binding himself with Manager with respect to Agent’s obligations and liabilities set forth in Sections 2 and 7 of the foregoing agreement, which obligations and liabilities survive the term of the Agreement, as more particularly provided herein.

AGENT JOINDER PARTY:

Joseph Kessel, an individual

EXHIBIT A

MANAGEMENT AGREEMENT

EXHIBIT B

LEGAL DESCRIPTION OF “ALLIED” PROPERTY

PARCEL 1- TRACT 5 (BLOCK 2)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES-EAST ZONE, NAD 83) 1544.29 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 416.96 FEET PERPENDICULAR TO SAID EAST LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 124.42 FEET PARALLEL WITH SAID EAST LINE TO THE COMMON LINE OF THE SOUTHERN LINE OF THE 1.75-ACRE TRACT OF LAND GRANTED TO CARMEL RENTALS, INC. (RENTAL TRACT) (RECORDED AS DEED BOOK 234, PAGE 64 IN THE OFFICE OF THE RECORDER OF HAMILTON COUNTY, INDIANA) AND THE NORTHERN LINE OF THE 0.50- ACRE TRACT OF LAND GRANTED TO SOUTH CONSTRUCTION COMPANY, INC. (RECORDED AS INSTRUMENT NUMBER 2007042813 IN SAID RECORDER'S OFFICE); THENCE SOUTH 89 DEGREES 43 MINUTES 52 SECONDS WEST 270.01 FEET ALONG SAID COMMON LINE AND A NORTHERN LINE OF THE 0.68-ACRE TRACT OF LAND GRANTED TO SOUTH CONSTRUCTION COMPANY, INC. (RECORDED AS INSTRUMENT NUMBER 207016483 IN SAID RECORDER'S OFFICE) AND THE SOUTHERN LINE OF THE 0.04-ACRE TRACT OF LAND GRANTED TO REEDER & KLINE MACHINE COMPANY, INC. (R & K TRACT) (RECORDED AS INSTRUMENT NUMBER 2007042815 IN SAID RECORDER'S OFFICE) TO THE SOUTHWESTERN CORNER OF SAID R & K TRACT, BEING THE EASTERN LINE OF THE MONON TRAIL; THENCE NORTH 00 DEGREES 53 MINUTES 13 SECONDS WEST 47.75 FEET ALONG THE EASTERN LINE OF SAID MONON TRAIL AND THE WESTERN LINE OF SAID R & K TRACT TO THE NORTHWESTERN CORNER THEREOF; THENCE NORTH 00 DEGREES 48 MINUTES 15 SECONDS WEST 77.94 FEET ALONG SAID EASTERN LINE AND THE WESTERN LINE OF SAID RENTAL TRACT; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 271.83 FEET PERPENDICULAR TO THE EAST LINE OF SAID SOUTHEAST QUARTER TO THE POINT OF BEGINNING, CONTAINING 33,881.4 SQUARE FEET (0.778 ACRES), MORE OR LESS.

EXCEPT (BLOCK 2 GARAGE RETAIL)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, BEING FURTHER DEFINED FROM ELEVATION 828.50 FEET (FIRST FLOOR) TO 846.10 (SECOND FLOOR) (NAVO 88), MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES - EAST ZONE, NAD 83) 1544.21 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 642.66 FEET PERPENDICULAR TO SAID EAST LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION (ALL OF THE REMAINING COURSES ARE PARALLEL WITH OR PERPENDICULAR TO SAID EAST LINE); THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 123.50 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 1.32 FEEL; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 11.00 FEEL; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEEL; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 4.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 11.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 2.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 2.43 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 3.23 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 17.88 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 9.38 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 1.90 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 2.33 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.33 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 3.75 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 3.75 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET;· THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 9.18 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 1.32 FEET TO THE POINT OF BEGINNING, CONTAINING 5,202.2 SQUARE FEET (0.119 ACRES), MORE OR LESS.

ALSO EXCEPT (BLOCK 2 GARAGE LEASABLE AREA)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, BEING FURTHER DEFINED FROM ELEVATION 827.10 FEET (FIRST FLOOR) TO 846.10 (SECOND FLOOR) (NAVO 88), MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES - EAST ZONE, NAO 83) 1544.21 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 461.30 FEET PERPENDICULAR TO SAID EAST LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION (ALL OF THE REMAINING COURSES ARE PARALLEL WITH OR PERPENDICULAR TO SAID EAST LINE); THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 19.44 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 107.74 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 19.44 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 1.06 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0, 17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 2.68 FEET TO THE POINT OF BEGINNING, CONTAINING 2,023.1 SQUARE FEET (0.046 ACRES), MORE OR LESS.

TRACT 1 (BLOCK 1)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES-EAST ZONE, NAD 83) 1806.12 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 416.96 FEET PERPENDICULAR TO SAID EAST LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION, SAID POINT LYING ON THE NORTHERN LINE OF THE 0.585-ACRE TRACT OF LAND GRANTED TO REEDER & KLINE MACHINE COMPANY, INC. (R & K NORTH TRACT) (RECORDED AS DEED BOOK 340, PAGE 480, IN THE OFFICE OF THE RECORDER OF HAMILTON COUNTY, INDIANA); THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 186.83 FEET PARALLEL WITH SAID EAST LINE; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 272.94 FEET PERPENDICULAR TO THE EAST LINE OF SAID SOUTHEAST QUARTER TO THE WESTERN LINE OF THE 0.138-ACRE TRACT OF LAND GRANTED TO REEDER & KLINE MACHINE COMPANY, INC. (R & K WEST TRACT) (RECORDED AS DEED BOOK 318, PAGE 307 IN SAID RECORDER'S OFFICE), BEING THE EASTERN LINE OF THE MONON TRAIL; THENCE NORTH 00 DEGREES 53 MINUTES 10 SECONDS WEST 182.23 FEET ALONG THE WESTERN LINE OF SAID R & K WEST TRACT, THE EASTERN LINE OF SAID MONON TRAIL AND THE WESTERN LINE OF SAID R & K TRACT TO THE NORTHWESTERN CORNER THEREOF; THENCE NORTH 89 DEGREES 02 MINUTES 10 SECONDS EAST 275.78 FEET PARALLEL WITH THE NORTH LINE OF SAID SOUTHEAST QUARTER AND ALONG THE NORTHERN LINE OF SAID R & K NORTH TRACT TO THE POINT OF BEGINNING, CONTAINING 50,625.3 SQUARE FEET (1.162 ACRES), MORE OR LESS.

EXCEPT (PLAZA AREA)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES – EAST ZONE, NAD 83) 1806.12 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 416.96 FEET PERPENDICULAR TO SAID EAST LINE TO A POINT LYING ON THE NORTHERN LINE OF THE 0.585-ACRE TRACT OF LAND GRANTED TO REEDER & KLINE MACHINE COMPANY, INC. (R & K NORTH TRACT") (RECORDED AS DEED BOOK 340, PAGE 480 IN THE OFFICE OF THE RECORDER OF HAMILTON COUNTY, INDIANA); THENCE SOUTH 89 DEGREES 02 MINUTES 10 SECONDS WEST 144.02 FEET PARALLEL WITH THE NORTH LINE OF SAID SOUTHEAST QUARTER AND ALONG THE NORTHERN LINE OF SAID R & K NORTH TRACT; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECOND EAST 97.75 FEET PARALLEL WITH SAID EAST LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE CONTINUE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 86.67 FEET PARALLEL WITH SAID EAST LINE; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 128.93 FEET PERPENDICULAR TO THE EAST LINE OF SAID SOUTHEAST QUARTER TO THE WESTERN LINE OF THE 0.138-ACRE TRACT OF LAND GRANTED TO REEDER & KLINE MACHINE COMPANY, INC. (R & K WEST TRACT") (RECORDED AS DEED BOOK 318, PAGE 307 IN SAID RECORDER’S OFFICE), BEING THE EASTERN LINE OF THE MONON TRAIL; THENCE NORTH 00 DEGREES 53 MINUTES 10 SECONDS WEST 86.68 FEET ALONG THE WESTERN LINE OF SAID R & K WEST TRACT AND THE EASTERN LINE OF SAID MONON TRAIL; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 130.27 FEET PERPENDICULAR TO SAID EAST LINE TO THE POINT OF BEGINNING, CONTAINING 11,232.6 SQUARE FEET (0.258 ACRES), MORE OR LESS.

ALSO EXCEPT (BLOCK 1-NORTH COMMERCIAL BUILDING)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES - EAST ZONE, NAD 83) 1806.12 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 416.96 FEET PERPENDICULAR TO SAID EAST LINE TO A POINT LYING ON THE NORTHERN LINE OF THE 0.585-ACRE TRACT OF LAND GRANTED TO REEDER & KLINE MACHINE COMPANY, INC. (R & K NORTH TRACT") (RECORDED AS DEED BOOK 340, PAGE 480 IN THE OFFICE OF THE RECORDER OF HAMILTON COUNTY, INDIANA); THENCE SOUTH 89 DEGREES 02 MINUTES 10 SECONDS WEST 144.02 FEET PARALLEL WITH THE NORTH LINE OF SAID SOUTHEAST QUARTER AND ALONG THE NORTHERN LINE OF SAID R & K NORTH TRACT TO THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 97.75 FEET PARALLEL WITH SAID EAST LINE; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 130.27 FEET PERPENDICULAR TO THE EAST LINE OF SAID SOUTHEAST QUARTER TO THE EASTERN LINE OF THE MONON TRAIL; THENCE NORTH 00 DEGREES 53 MINUTES 10 SECONDS WEST 95.55 FEET ALONG THE EASTERN LINE OF SAID MONON TRAIL AND THE WESTERN LINE OF SAID R & K NORTH TRACT TO THE NORTHWESTERN CORNER THEREOF; THENCE NORTH 89 DEGREES 02 MINUTES 10 SECONDS EAST 131.76 FEET PARALLEL WITH THE NORTH LINE OF SAID SOUTHEAST QUARTER AND ALONG THE NORTHERN LINE OF SAID R & K NORTH TRACT TO THE POINT OF BEGINNING, CONTAINING 12,661.7 SQUARE FEET (0.291 ACRES), MORE OR LESS.

TRACT 2 (ABOVE PROPOSED FOURTH STREET SW)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, BEING FURTHER DEFINED FROM ELEVATION 841.00 FEET (BOTTOM OF IMPROVEMENTS) AND ABOVE (NAVD 88), MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES – EAST ZONE, NAD 83) 1619.29 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 416.96 FEET PERPENDICULAR TO SAID EAST LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 75.00 FEET PARALLEL WITH SAID EAST LINE; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 271.83 FEET PERPENDICULAR TO SAID EAST LINE TO THE EASTERN LINE OF THE MONON TRAIL; THENCE NORTH 00 DEGREES 50 MINUTES 47 SECONDS WEST 75.01 FEET ALONG THE EASTERN LINE OF SAID MONON TRAIL; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 272.94 FEET PERPENDICULAR TO THE EAST LINE OF SAID SOUTHEAST QUARTER TO THE POINT OF BEGINNING, CONTAINING 20,427.8 SQUARE FEET (0.469 ACRES), MORE OR LESS.

TRACT 3 (BLOCK 2 GARAGE RETAIL)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, BEING FURTHER DEFINED FROM ELEVATION 828.50 FEET (FIRST FLOOR) TO 846.10 (SECOND FLOOR) (NAVO 88), MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES - EAST ZONE, NAD 83) 1544.21 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 642.66 FEET PERPENDICULAR TO SAID EAST LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION (ALL OF THE REMAINING COURSES ARE PARALLEL WITH OR PERPENDICULAR TO SAID EAST LINE); THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 123.50 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 1.32 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 11.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 4.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0. 17 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 11.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 2.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 2.43 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 3.23 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 17.88 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 9.38 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 1.90 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 2.33 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.33 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 4.00 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 11.00 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 0.17 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 3.75 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 3.75 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET;· THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 9.18 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 1.32 FEET TO THE POINT OF BEGINNING, CONTAINING 5,202.2 SQUARE FEET (0.119 ACRES), MORE OR LESS.

TRACT 4 (BLOCK 2 GARAGE LEASABLE AREA)

A PART OF THE SOUTHEAST QUARTER OF SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST OF THE SECOND PRINCIPAL MERIDIAN, CLAY TOWNSHIP, HAMILTON COUNTY, INDIANA, BEING FURTHER DEFINED FROM ELEVATION 827.10 FEET (FIRST FLOOR) TO 846.10 (SECOND FLOOR) (NAVO 88), MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 25, TOWNSHIP 18 NORTH, RANGE 3 EAST; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST (BASIS OF BEARINGS: INDIANA STATE PLANE COORDINATES - EAST ZONE, NAO 83) 1544.21 FEET ALONG THE EAST LINE OF SAID SOUTHEAST QUARTER; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 461.30 FEET PERPENDICULAR TO SAID EAST LINE TO THE POINT OF BEGINNING OF THIS DESCRIPTION (ALL OF THE REMAINING COURSES ARE PARALLEL WITH OR PERPENDICULAR TO SAID EAST LINE); THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 19.44 FEET; THENCE SOUTH 89 DEGREES 59 MINUTES 49 SECONDS WEST 107.74 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 19.44 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 1.06 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0, 17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 4.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 11 SECONDS EAST 0. 17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 11.00 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 11 SECONDS WEST 0.17 FEET; THENCE NORTH 89 DEGREES 59 MINUTES 49 SECONDS EAST 2.68 FEET TO THE POINT OF BEGINNING, CONTAINING 2,023.1 SQUARE FEET (0.046 ACRES), MORE OR LESS.

TRACT 5 (BLOCK 2)- INTENTIONALLY OMITTED

TRACT 6 (PLAZA PARCEL)-INTENTIONALLY OMITTED.

PARCEL 2 (EASEMENT)

PERMANENT, NON-EXCLUSIVE EASEMENTS FOR SUPPORT, MAINTENANCE, VEHICULAR AND PEDESTRIAN ACCESS, PARKING AND UTILITIES AS PROVIDED FOR IN DECLARATION (NORTH GARAGE COMPONENT) EXECUTED BY THE CITY OF CARMEL REDEVELOPMENT COMMISSION, THE CARMEL REDEVELOPMENT AUTHORITY, MIDTOWN EAST BLOCK 1 L.L.C., MIDTOWN EAST BLOCK 2 L.L.C., AND MIDTOWN PARKING GARAGE PARTNERS, INC., DATED JULY 20, 2016, AND RECORDED AUGUST 8, 2016, AS INSTRUMENT 2016039020, IN THE OFFICE OF THE RECORDER OF HAMILTON COUNTY, INDIANA.

PARCEL 3 (PLAZA DRAINAGE EASEMENT)

EASEMENT FOR DRAINAGE AS SET OUT IN DECLARATION OF DRAINAGE EASEMENT BY MIDTOWN CARMEL DEVELOPMENT L.L.C., DATED JULY 20, 2016, AND RECORDED AUGUST 8, 2016, AS INSTRUMENT 2016039013.

LEGAL DESCRIPTION OF “LAUMEIER” PROPERTY

3630 South Geyer Road – 1SO Laumeier I LLC

A tract of land being part of Lot 1 of "South Park", a Subdivision according to the plat thereof recorded in Plat Book 272, Page 40 of the St. Louis County Records, being also a part of Lots G and H "Sunset Plaza", a subdivision according to the plat thereof recorded in Plat Book 249, Page 65 of the St. Louis County Records, and in Fractional Section 13, Township 44 North . Range 5 East, St. Louis County, Missouri, and being more particularly described as: Commencing at a point on the North line of Rott Road, 55 feet wide; said point being the Southeast corner of said Lot 1 of "South Park"; thence North 89 degrees 01 minutes 00 seconds West 125.00 feet along said North line of Rott Road, and the South line of said Lot 1 of "South Park" to the actual point of beginning; thence continuing along said line, North 89 degrees 01 minutes 00 seconds West 153.41 feet to the Southeast corner of Lot 2 of said "South Park"; thence along the boundary line between said Lot 1 and Lot 2 of "South Park" the following courses and distances: North 04 degrees 51 minutes 00 seconds West 154.73 feet, South 85 degrees 09 minutes 00 seconds West 43.00 feet, North 04 degrees 51 minutes 00 seconds West 252.00 feet and North 22 degrees 10 minutes 43 seconds West 193.78 feet to the Northwest corner of said Lot 1 of "South Park"; said point being also in the South line of Watson Road (Route 366); thence Eastwardly along the said South line of Watson Road (Route 366) North 72 degrees 41 minutes 00 seconds East 123.02 feet and North 64 degrees 42 minutes 24 seconds East 274.83 feet to the Northeast corner of said Lot 1 of "South Park"; thence Southwardly along the East line of said Lot 1 of "South Park" South 04 degrees 51 minutes 13 seconds East 462.54 feet to a point; thence South 53 degrees 13 minutes 04 seconds West 24.90 feet to a point; thence along a curve to the right whose radius point bears South 52 degrees 24 minutes 55 seconds East 596.79 feet from the last mentioned point, a distance of 114.77 feet to a point; thence South 00 degrees 59 minutes 00 seconds West 178.31 feet to the point of beginning.

(together with additional appurtenant easement tracts)

3636 South Geyer Road – 1SO Laumeier II LLC

Lot 2 of South Park according to the plat thereof recorded in Plat Book 272, Page 40 of the St. Louis County Records; Excepting therefrom that part of said Lot 2 described as follows: Beginning at a point in the South line of said Lot 2 of "South Park", said point being distant South 89 degrees 01 minute 00 seconds East 108.00 feet from the Southwest corner thereof; thence North 0 degrees 59 minutes 00 seconds East 92.00 feet to a point; thence South 89 degrees 01 minute 00 seconds East 120.12 feet to a point; thence along a curve to the right whose radius point bears South 0 degrees 59 minutes 00 seconds West 137.00 feet from the last mentioned point, a distance of 71.02 feet to a point; thence South 0 degrees 59 minutes 00 seconds West 74.00 feet to a point in the aforementioned South line of Lot 2 of "South Park"; thence along said South line of Lot 2 North 89 degrees 01 minute 00 seconds West 188.00 feet to the point of beginning.

(together with additional appurtenant easement tracts)

3668 South Geyer Road – 1SO Laumeier IV LLC

A tract of land being Lot 3B of a Resubdivision of Lot 3 of South Park Plat Two as recorded in Plat Book 299 Page 16 in the St. Louis County Records in Fractional Section 13, Township 44 North, Range 5 East, St. Louis County, Missouri, and being more particularly described as: Beginning at the Southwest corner of said Lot 3B, being a point on the North line of Rott Road, 55 feet wide; thence along the West, North and East line of said Lot 3B the following courses and distances: North 00 degrees 59 minutes 01 second East 263.42 feet, South 89 degrees 01 minute 00 seconds East 9.45 feet, along curve to the left whose radius point bears North 00 degrees 59 minutes 00 seconds East 5.05 feet from the last mentioned point, a distance of 8.45 feet, North 04 degrees 51 minutes 00 seconds West 92.05 feet, North 75 degrees 09 minutes 19 seconds East 32.70 feet, North 86 degrees 30 minutes 14 seconds East 206.35 feet, and South 04 degrees 51 minutes 00 seconds East 387.60 feet to the aforementioned North line of Rott Road, 55 feet wide; thence along said North line of Rott Road, 55 feet wide, North 89 degrees 01 minutes 00 second West 281.70 feet to the point of beginning.

(together with additional appurtenant easement tracts)

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